Exhibit 99.1
Idera Pharmaceuticals to Raise $15 Million in Registered Direct Offering
CAMBRIDGE, Mass., Aug 02, 2010 —
Idera Pharmaceuticals (Nasdaq: IDRA) today announced that it has received commitments from certain institutional investors to purchase approximately $15 million of securities in a registered direct offering. Idera expects to receive net proceeds of approximately $14.2 million after deducting placement agent fees and other offering expenses.
In the offering Idera has agreed to sell approximately 4.0 million units, each unit consisting of one share of common stock and a warrant to purchase 0.40 of a share of common stock. The units will be sold at a price of $3.71, which price was calculated based on the closing bid price of the Company’s common stock on July 30, 2010. The warrants will be exercisable at a price of $3.71 per share beginning immediately and will expire five years from the date that the warrants are issued. The offering is expected to close by August 5, 2010, subject to customary closing conditions.
Idera intends to use the net proceeds from the transaction for general corporate purposes including continuing to fund clinical development of IMO-2125, a TLR9 agonist, currently in two Phase 1 trials for the treatment of Hepatitis C Virus infection and IMO-3100, a TLR 7/9 antagonist currently in Phase 1 trials for the treatment of autoimmune and inflammatory diseases, and other preclinical candidates targeted to Toll-like receptors.
Rodman & Renshaw LLC, a subsidiary of Rodman Capital Group Inc. (Nasdaq: RODM) acted as the sole placement agent for the transaction.
The securities described above are being offered pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or by request at info@rodm.com.
About Idera Pharmaceuticals
Idera Pharmaceuticals develops drug candidates to treat infectious diseases, autoimmune and inflammatory diseases, cancer, and respiratory diseases, and for use as vaccine adjuvants. Our proprietary drug candidates are designed to modulate specific Toll-like Receptors, which are a family of immune system receptors that direct immune system responses. Our DNA and RNA chemistry expertise enables us to create drug candidates for internal development and generates opportunities for multiple collaborative alliances.
Idera Forward Looking Statements
This press release contains forward-looking statements concerning Idera Pharmaceuticals, Inc. that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated by such forward-looking statements, including; whether products based on Idera’s technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; whether the Company’s collaborations with Merck KGaA and Merck Sharp & Dohme Corp., will be successful; whether the patents and patent applications owned or licensed by the Company will protect the Company’s technology and prevent others from infringing it; whether Idera’s cash resources will be sufficient to fund the Company’s operations; and such other important factors as are set forth under the caption “Risk Factors” in Idera’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, which important factors are incorporated herein by reference. Idera disclaims any intention or obligation to update any forward-looking statements.
Idera Pharmaceuticals, Inc.
Louis J. Arcudi, III, 617-679-5500
larcudi@iderapharma.com
or
MacDougall Biomedical Communications
Chris Erdman, 781-235-3060
cerdman@macbiocom.com